                    [Aircastle Investment Limited letterhead]

February 3, 2005

Mr. Mark Zeidman

Dear Mark:

     It is with great pleasure that we extend to you an offer to join Aircastle
Advisor LLC or an affiliate, (together, the "Company" or "Aircastle") on the terms and conditions set forth below.

Title:                   Chief Financial Officer

Base Salary:             Your base salary is as set forth in Exhibit A (the
                         "Annual Salary").

Start Date:              On or about March 7, 2005 ("Start Date")

Location:                US offices of Aircastle, currently at 1251 Avenue of
                         the Americas, New York, NY

Aircastle Incentive      Subject to the terms of this Letter Agreement, you will
Compensation:            be paid an annual bonus equal to the percentage of the
                         Net Aircastle Operating Results (as defined on Exhibit
                         B hereto), if any, set forth as item 1 on Exhibit B
                         hereto (subject to adjustment for fiscal years
                         subsequent to 2006 as provided below), provided, that
                         in respect of the calendar years 2005 and 2006, you
                         shall be paid an annual bonus equal to the greater of
                         (i) the percentage of the Net Aircastle Operating
                         Results, and (ii) the Guaranteed Minimum Bonus. The
                         Guaranteed Minimum Bonus is $550,000 (pro rated in
                         respect of 2005 only in the event that your first date
                         of work is not actually on or before March 15, 2005).

                         For fiscal years subsequent to 2006, Fortress reserves
                         the right, in its sole and absolute discretion, to
                         raise or to lower your percentage interest in the Net
                         Aircastle Operating Results. Any such change shall be
                         set forth in a letter to you from Aircastle and will
                         supercede item 1 on Exhibit B hereto.

                         In addition, the Company may in its sole discretion
                         decide to grant you additional compensation or a bonus;
                         however this letter agreement does not entitle you to
                         such a payment (other than, as provided above, any
                         Guaranteed Minimum Bonus). Payment of additional
                         compensation or a bonus in any given fiscal or calendar
                         year does not entitle you to additional compensation or
                         a bonus in any subsequent year.You must be actively
                         employed by and not have given notice of your
                         termination of your employment with the Company (or any
                         affiliate of Aircastle for whom you may be employed on
                         a full-time

                         basis at the time) at the time such bonus or additional
                         compensation is to be paid in order to be eligible
                         therefore.

Equity Incentive Plan:   In addition, Exhibit B hereto sets forth your
                         co-investment rights and obligations with respect to
                         Aircastle.

Expense Reimbursement:   The Company will reimburse business expenses incurred
                         in the ordinary course of business. The Company will
                         also reimburse customary and reasonable moving and
                         relocation expenses (packing, storage, 1 flight for
                         family to make the move, etc. (i.e., no house purchase
                         or sale related costs)) in an amount not to exceed
                         $40,000, based on receipts provided therefore. You will
                         have use of one of the Company's apartments in New York
                         City for a period of up to two months.

Severance:               In the event that the Company terminates your
                         employment without cause (as defined below) prior to
                         December 31, 2006 you shall receive, within 30 days of
                         your termination, a single-sum payment equal to the
                         difference, if positive, between (i) the aggregate
                         amount that you would have been paid from the Start
                         Date on the basis of your base salary and Guaranteed
                         Minimum Bonus had your employment continued through
                         December 31, 2006 and (ii) the aggregate amount you
                         have been paid from the Start Date in salary and bonus
                         through the date of such termination, provided you sign
                         a separation agreement prepared by the Company which
                         includes a general release of claims and subject to
                         your compliance with the restrictive covenants set
                         forth herein. However, severance shall not be payable
                         (i) on account of termination by virtue of your death
                         or disability and (ii) if you are offered employment by
                         Aircastle or any of its or Fortress Investment Group
                         LLC's respective affiliates direct or indirect
                         subsidiaries or successors (or affiliate thereof
                         including any subsidiary of any private equity fund
                         managed by Fortress Investment Group LLC or any of its
                         investment and advisory affiliates) on terms
                         substantially comparable to the terms hereof (meaning
                         that without your consent, there will be no diminution
                         in the cash compensation terms of the employment
                         relationship).

Benefits:                You (and your eligible dependents, if any) may at your
                         election be covered under such health insurance plan as
                         covers Aircastle employees, subject to applicable
                         exclusions and limitations. You are eligible to
                         participate in Aircastle's 401(k) plan, if any, subject
                         to the terms of the plan. You are eligible to
                         participate in all other perquisite and benefit
                         arrangements generally made available by Aircastle to
                         its employees in general, subject to the terms of such
                         plans or programs. Each such benefit is subject to
                         modification, including elimination, from to time, at
                         Aircastle's sole discretion. You shall be entitled to
                         vacation of 20 days per year in accordance with
                         Aircastle's vacation policies.

"Cause"                  For purposes of this Letter Agreement, "cause" means
                         (i) your commission of an act of fraud or dishonesty in
                         the course of your service; (ii) your indictment or
                         entering of a plea of nolo contendere for a crime
                         constituting a felony or in

                                        2

                         respect of any act of fraud or dishonesty; (iii) your
                         commission of an act which would make you (or Aircastle
                         or Fortress Investment Group LLC or any of its
                         affiliates (collectively, "Fortress")) subject to being
                         enjoined, suspended, barred or otherwise disciplined
                         for violation of federal or state securities laws,
                         rules or regulations, including a statutory
                         disqualification; (iv) your gross negligence or willful
                         misconduct in connection with your employment by
                         Aircastle; (v) your commission or omission of any act
                         that would result in or might reasonably be a
                         substantial factor resulting in the termination of
                         Fortress or any of its affiliates, for cause under any
                         of Fortress's, or any of its affiliates', material
                         management, advisory or similar agreements; (vi) your
                         willful failure to comply with any material policies or
                         procedures of Aircastle (or, for so long as your place
                         of work is co-located at Fortress offices, Fortress) as
                         in effect from time to time provided that you shall
                         have been delivered a copy of such policies or notice
                         that they have been posted on an Aircastle (or
                         Fortress) website prior to such compliance failure, and
                         or (vii) your commission of any material breach of any
                         of the provisions or covenants set forth herein,
                         provided, however, that discharge pursuant to this
                         clause (vii) shall not constitute discharge for "Cause"
                         unless you shall have received written notice from
                         Aircastle stating the nature of such breach and
                         affording you an opportunity correct the act(s) or
                         omission(s) complained of within ten (10) days of your
                         receipt of such notice.

Policies and             You agree to comply fully with all of the Company's and
Procedures:              for so long as your place of work is co-located at
                         Fortress offices, all Fortress policies and procedures,
                         as amended from time to time.

Termination:             If your employment with the Company terminates for any
                         reason, you hereby agree that you shall immediately
                         resign from all positions (including, without
                         limitation, any management, officer or director
                         position) that you hold on the date of such termination
                         with the Company or Fortress, or any of the their
                         respective affiliates or with any entity in which the
                         Company or any of its affiliates has made any
                         investment. You hereby agree to execute and deliver
                         such documentation reasonably required by the Company
                         as may be necessary or appropriate to enable the
                         Company or Fortress, any of the Company's affiliates or
                         any entity in which the Company or any of its
                         affiliates has made an investment to effectuate such
                         resignation, and in any case, your execution of this
                         Letter Agreement shall be deemed the grant by you to
                         the officers of the Company of a limited power of
                         attorney to sign in your name and on your behalf such
                         documentation solely for the limited purposes of
                         effectuating such resignation.

Set-Off; Etc:            You hereby acknowledge and agree, without limiting the
                         rights of the Company otherwise available at law or in
                         equity, that, to the extent permitted by law, any or
                         all amounts or other consideration payable to you
                         hereunder or any other agreement with Aircastle or
                         Fortress (including any of its affiliates),

                                        3

                         may be set-off against any or all amounts or other
                         consideration payable by you to the Company under this
                         Letter Agreement or to the Company or any of its
                         affiliates under any other agreement between you and
                         the Aircastle Fortress or any of their respective
                         affiliates, including, without limitation, any
                         obligation resulting from your breach of the terms
                         hereof.

Representation:          You represent that you are free to be employed
                         hereunder without any contractual restrictions, express
                         or implied, with respect to any of your prior
                         employers. You represent that you have not taken or
                         otherwise misappropriated and you do not have in your
                         possession or control any confidential and proprietary
                         information belonging to any of your prior employers or
                         connected with or derived from your services to prior
                         employers. You represent that you have returned to all
                         prior employers any and all such confidential and
                         proprietary information. You further acknowledge that
                         Aircastle and Fortress have informed you that you are
                         not to use or cause the use of such confidential or
                         proprietary information in any manner whatsoever in
                         connection with your employment by Aircastle or any
                         affiliate. You agree that you will not use such
                         information.

                         You represent that you understand that this Letter
                         Agreement sets forth the terms and conditions of your
                         employment relationship with Aircastle or an affiliate
                         and as such, you have no express or implied right to be
                         treated the same as or more favorably than any other
                         employee of Aircastle or any of its affiliates with
                         respect to any matter set forth herein based on the
                         terms or conditions of such person's employment
                         relationship with Aircastle or any of its affiliates.
                         You further agree to keep the terms of this Letter
                         Agreement confidential and not to disclose any of the
                         terms or conditions hereof to any other person,
                         including any employee of Aircastle or Fortress, except
                         your attorney or accountant or, upon the advice of
                         counsel after notice to Aircastle, as may be required
                         by law or as may be required in order to enforce or
                         defend against the enforcement of this Letter
                         Agreement.

Restrictive Covenants:   You shall not, directly or indirectly, without prior
                         written consent of Aircastle, provide consultative
                         services to, own, manage, operate, join, control,
                         participate in, be engaged in, be employed by or be
                         connected with, any business, individual, partner,
                         firm, corporation or other entity, including without
                         limitation any business, individual, partner, firm,
                         corporation, or other entity that directly or
                         indirectly competes with (any such action,
                         individually, and in the aggregate, to "compete with"),
                         Aircastle or any of its affiliates, at any time during
                         your employment. In the case where your employment with
                         the Company is terminated by you for any reason or by
                         your employer for cause, such restrictions shall apply
                         for twelve (12) months after the effective date of such
                         termination solely as to any aircraft leasing and/or
                         aircraft finance business managed by Aircastle or
                         Fortress or any of their affiliates. Notwithstanding
                         anything else herein, the mere "beneficial ownership"
                         by you, either individually or as a member of a "group"
                         (as such

                                        4

                         terms are used in Rule 13(d) issued under the
                         Securities Exchange Act of 1934) of not more than 5% of
                         the voting stock of any public company shall not be
                         deemed in violation of this Letter Agreement. These
                         restrictions shall not apply following the termination
                         of your employment if, Fortress has lowered your
                         interest in the Net Aircastle Operating Results for any
                         calendar year below the percentage set forth as item 1
                         on Exhibit B as of the date hereof (or such lower
                         percentage as may at any time be set forth as item 1 on
                         Exhibit B from time to time in accordance with the
                         terms of this Letter Agreement) and you resign because
                         of and within ninety (90) days of this event; or (ii)
                         Fortress terminates your employment without cause.

                         You shall keep secret and retain in strictest
                         confidence, and shall not use for your benefit or the
                         benefit of others, except in connection with the
                         business and affairs of the Company (which, for
                         purposes of and in each instance used in this paragraph
                         and the next paragraph, shall include Fortress
                         (including (i) any fund managed by Fortress or any of
                         its affiliates during or prior to the period of your
                         employment with the Company and (ii) the Company's
                         other affiliates, including, without limitation,
                         portfolio investments of the private equity business of
                         Fortress)), all confidential information of and
                         confidential matters (whether made available in
                         written, electronic form or orally) relating to (x) the
                         Company's business and the Company (including, without
                         limitation, the actual investments of the Company, the
                         contemplated investments of the Company, the financial
                         performance of Aircastle or any fund managed by
                         Fortress or of any investment thereof, and the identity
                         of the equity investors in the Company or in any of the
                         funds or businesses Fortress or any of its affiliates
                         manages), (y) all corporations or other business
                         organizations in which the Company has or has had an
                         investment and (z) third parties, learned by you
                         heretofore or hereafter directly or indirectly in
                         connection with your employment or from the Company
                         (the "Confidential Company Information"). In
                         consideration of, and as a condition to, continued
                         access to Confidential Company Information, and without
                         prejudice to or limitation on any other confidentiality
                         obligation imposed by agreement or law, you hereby
                         undertake to use and protect Confidential Company
                         Information in accordance with restrictions placed on
                         its use or disclosure. Without limiting the foregoing,
                         you shall not disclose such Confidential Company
                         Information to any director, officer, partner, employee
                         or agent of the Company unless, in your reasonable good
                         faith judgment, such person has a need to know such
                         Confidential Company Information in furtherance of the
                         business of the Company and you shall not disclose
                         Confidential Company Information to anyone outside of
                         the Company except with the Company's express written
                         consent. The foregoing restrictions shall not apply to
                         Confidential Company Information which (i) is at the
                         time of receipt or thereafter becomes publicly known
                         other than a result of your having breached this Letter
                         Agreement or (ii) is received by you from a third party
                         not under an obligation to any person to keep such
                         information confidential, subject to your use of your
                         reasonable best efforts to obtain (and to cooperate

                                        5

                         with the Company's efforts to obtain) judicial approval
                         for such information to be disclosed under seal or
                         subject to other confidentiality orders. All memoranda,
                         notes, lists, records, property and any other tangible
                         product and documents (and all copies and excerpts
                         thereof), whether visually perceptible,
                         machine-readable or otherwise, made, produced or
                         compiled by you or made available to you concerning the
                         business of the Company, (i) shall at all times be the
                         property of the Company and shall be delivered to the
                         Company at any time upon its request, and (ii) upon
                         your termination of employment, shall be immediately
                         returned to the Company. The foregoing shall not limit
                         any other confidentiality obligations imposed by
                         agreement or by law.

                         From the date hereof through the end of the one-year
                         period commencing with your termination of employment
                         with the Company, you shall not, without the Company's
                         prior written consent, directly or indirectly, (i)
                         solicit or encourage to leave the employment or other
                         service of the Company or any of its affiliates any
                         employee or independent contractor thereof or (ii) hire
                         (on behalf of yourself or any other person or entity)
                         any employee or independent contractor who has left the
                         employment or other service of the Company or any of
                         its affiliates within the one-year period which follows
                         the termination of such employee's or independent
                         contractor's employment or other service with the
                         Company or any such affiliate.

                         From the date hereof through the end of the two-year
                         period commencing with your termination of employment
                         with the Company you shall not, whether for your own
                         account or for the account of any other person, firm,
                         corporation or other business organization,
                         intentionally interfere with Aircastle or Fortress's
                         relationship with, or endeavor to entice away from
                         Aircastle or Fortress or any fund, business or account
                         managed by Fortress, any investor in Aircastle Fortress
                         or any fund, business or account managed by Fortress.

                         Any breach by you of any of the provisions of the four
                         foregoing paragraphs (the "Restrictive Covenants")
                         shall entitle Aircastle (including each of its
                         affiliates) to cease making any payments to you under
                         any agreement, including this Letter Agreement,
                         pursuant to which you are entitled to monies from
                         Aircastle, or Fortress (or any such affiliate). In
                         addition, you acknowledge and agree that any breach by
                         you of the Restrictive Covenants would result in
                         irreparable injury and damage for which money damages
                         would not provide an adequate remedy. Therefore, if you
                         breach, or threaten to commit a breach of, any of the
                         provisions of the Restricted Covenants, the Company
                         shall have the right and remedy, in addition to, and
                         not in lieu of, any other rights and remedies available
                         to the Company under law or in equity (including,
                         without limitation, the recovery of damages), to have
                         the Restrictive Covenants specifically enforced
                         (without posting bond and without the need to prove
                         damages) by any court having equity jurisdiction,

                                        6

                         including, without limitation, the right to an entry
                         against you of restraining orders and injunctions
                         (preliminary, mandatory, temporary and permanent)
                         against violations, threatened or actual, and whether
                         or not then continuing, of the Restrictive Covenants.
                         You acknowledge and agree that the Restrictive
                         Covenants are reasonable in geographical and temporal
                         scope and in all other respects. If it is determined
                         that any of the Restrictive Covenants, or any part
                         thereof, is invalid or unenforceable, the remainder of
                         the Restrictive Covenants shall not thereby be affected
                         and shall be given full effect, without regard to the
                         invalid portions. If any court or other decision-maker
                         of competent jurisdiction determines that any provision
                         of the Restrictive Covenants, or any part thereof, is
                         unenforceable because of the duration or geographical
                         scope of such provision, then, after such determination
                         has become final and unappealable, the duration or
                         scope of such provision, as the case may be, shall be
                         reduced so that such provision becomes enforceable and,
                         in its reduced form, such provision shall then be
                         enforceable and shall be enforced.

                         Notwithstanding anything in this Letter Agreement to
                         the contrary, the provisions of this and the five
                         foregoing paragraphs shall survive any termination of
                         this Letter Agreement and any termination of your
                         employment.

Employment               You are an at-will employee. This letter is not a
Relationship:            contract of employment for any specific period of time,
                         and your employment may be terminated by you or by the
                         Company at any time for any reason or no reason
                         whatsoever. Notwithstanding the foregoing, you agree to
                         provide the Company with at least 30 days advance
                         written notice of your termination. In each case where
                         the term Company is used in this Letter Agreement it
                         shall mean, in addition to the Company, any affiliate
                         of Aircastle or Fortress for whom you may be employed
                         on a full-time basis at the applicable time.

                         The Company shall be entitled, in connection with its
                         investment structuring, tax planning, business
                         organization or other reasons, to terminate your
                         employment in connection with an invitation from
                         another affiliate of Aircastle or Fortress, including,
                         without limitation, a direct or indirect subsidiary of
                         any private equity fund managed by Fortress Investment
                         Group LLC or any of its investment advisory affiliates,
                         to accept employment with such affiliate in which case
                         the terms and conditions hereof shall apply to your
                         employment relationship with such entity mutatis
                         mutandis. For the sake of clarity, any termination of
                         your employment under such circumstances in which you
                         are not offered employment with another affiliate of
                         Fortress shall be a termination without Cause.

Entire Agreement:        This Letter Agreement contains the entire agreement
                         between the parties with respect to the subject matter
                         hereof and supersedes all prior agreements, written or
                         oral, with respect thereto. Without limiting the
                         foregoing, any prior offer letter is hereby superceded
                         in its entirety. YOU REPRESENT THAT IN EXECUTING THIS
                         LETTER AGREEMENT YOU HAVE NOT RELIED UPON ANY

                                        7

                         REPRESENTATION OR STATEMENT NOT SET FORTH HEREIN.
                         Without limiting the foregoing, you represent that you
                         understand that you shall not be entitled to any equity
                         interest, profits interest or other interest in the
                         Company (including any of its affiliates, including any
                         fund or other business managed by any of them) except
                         as set forth in a writing signed by the Company. The
                         Company's affiliates are intended beneficiaries under
                         this Letter Agreement

Governing Law;           This Letter Agreement shall be governed by and
Jurisdiction:            construed in accordance with the laws of the State of
                         New York without regard to the principles of conflicts
                         of law thereof.

                         THE PARTIES AGREE THAT EXCLUSIVE JURISDICTION WILL BE
                         IN A COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW
                         YORK AND HEREBY WAIVE OBJECTION TO THE JURISDICTION OR
                         TO THE LAYING OF VENUE IN ANY SUCH COURT.

                                     * * * *

     We look forward to a successful employment relationship with you. If the foregoing terms of employment are acceptable, please so indicate in the space provided below.

Very truly yours,

Aircastle Investment Limited

By: /s/ Wesley R. Edens
    -------------------------
Wesley R. Edens

Accepted and agreed to:

/s/ Mark Zeidman
-----------------------------
Mark Zeidman

                                        8

                                    EXHIBIT A

     This is Exhibit A to the Letter Agreement between Mark Zeidman and
Aircastle Advisor LLC, dated as of February 3, 2005 (the "Letter Agreement").
When executed by both parties, the terms of this Exhibit A are intended to be incorporated by reference into the Letter Agreement.

Annual Salary: $200,000 per annum

Aircastle Advisor LLC

By: /s/ Wesley R. Edens
    --------------------------
Wesley R. Edens

/s/ Mark Zeidman
-----------------------------
Mark Zeidman

                                        9

                                    EXHIBIT B

     This is Exhibit B to the Letter Agreement between Mark Zeidman and
Aircastle Advisor LLC dated as of February 3, 2005 (the "Letter Agreement").
When executed by both parties, the terms of this Exhibit B are intended to be incorporated by reference into the Letter Agreement.

1. PERCENTAGE OF NET AIRCASTLE OPERATING RESULTS: 3.50% (subject to adjustment for fiscal years subsequent to
                                                  2006).

Your percentage of the Net Aircastle Operating Results (as defined below) will be paid to you as soon as practicable after results of Aircastle Investment
Limited ("Aircastle") for the applicable fiscal year have been determined, but no later than 90 days after the end of such fiscal year (unless the audited financials therefore have not yet then been completed, in which case at least
90% of the estimated amount shall be paid no later than such 90th day and the remainder paid promptly upon completion of such audit). For fiscal years subsequent to 2006, Fortress reserves the right, in its sole and absolute discretion, to raise or to lower your percentage interest in the Net Aircastle
Operating Results.

In no event will you be entitled to receive any of the Net Aircastle Operating
Results described above if you are not actively employed by or have given notice of your termination of your employment with the Company (or any affiliate of
Aircastle for whom you may be employed on a full-time basis at the time) at the time such compensation is to be paid.

The "NET AIRCASTLE OPERATING RESULTS" equals (i) 1.5% of Aircastle Investment
Limited's average book equity for the current year ending December 31 of the relevant year plus an incentive fee of approximately 25% of Aircastle's return on equity in excess of a preferred return of 8% (net of rebates thereof with respect to investments by Fortress affiliates or other investors entitled to rebates) minus (ii) the sum of (x) (A) all compensation costs (including discretionary bonuses that may be paid to employees of Aircastle and its affiliates providing services for Aircastle), (B) rent and (C) other operating expenses (including reserves), in each case which are incurred by or allocable to [Aircastle Advisor LLC and applicable affiliates] and (y) any taxes payable in respect of the amounts set forth in (i) above. Determinations of allocable shares of each category of expense set forth in clause (ii)(x) above (which allocations may vary by category) will be made by Fortress, in its sole and absolute discretion.

2. AIRCASTLE OPTIONS. In connection with each Aircastle common stock equity financing (for cash), you shall receive a number of options for shares of common stock of Aircastle equal to (i) the aggregate number of shares of common stock issued in such offering multiplied by (ii) (x) ten percent of (y) your percentage at such time of the Net Aircastle Operating Results as set forth above. Each option grant shall have a vesting schedule pursuant to which 25% of the shares subject to such option will vest on the first, second, third and fourth anniversaries of the date of grant, as well as such other terms and conditions as Fortress has, as manager of other companies, imposed in respect option grants.

3. AIRCASTLE EQUITY COMMITMENT. You agree to make an equity commitment in
Aircastle (the specific amount designated by you in accordance with the next sentence, the "Aircastle Commitment") on terms substantially similar to other investors in Aircastle in the amount of

                                       10

between $100,000 and $200,000; provided, however, that the form of such investment may be restructured on mutually acceptable terms for tax structuring or other reasons. You shall confirm the specific Aircastle Commitment you have elected, by executing and delivering the Aircastle subscription agreement or such other documentation deemed by Fortress or Aircastle to be necessary and appropriate to evidence such commitment.

Aircastle Advisor LLC

By: /s/ Joseph P. Adams, Jr.
    -------------------------
Joseph P. Adams, Jr.

/s/ Mark Zeidman
-----------------------------
Mark Zeidman.

                                       11